                                                                 EXHIBIT 7(c)(2)




                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            LIBERTY MEDIA CORPORATION
                        LIBERTY NEWCO INTERNATIONAL, INC.
                          THE NEWS CORPORATION LIMITED
                                       AND
                        NEWS PUBLISHING AUSTRALIA LIMITED



                          DATED AS OF DECEMBER 3, 2001

                                TABLE OF CONTENTS


Article I DEFINITIONS .....................................................    1
      Section 1.1 Definitions .............................................    1
      Section 1.2 Terms ...................................................    6

Article II THE PHASE II MERGER ............................................    6
      Section 2.1 The Phase II Merger .....................................    6
      Section 2.2 Effective Time of the Merger ............................    6
      Section 2.3 Closing .................................................    6
      Section 2.4 Effects of the Phase II Merger ..........................    7
      Section 2.5 Certificate of Incorporation and By-Laws ................    7
      Section 2.6 Directors ...............................................    7
      Section 2.7 Officers ................................................    7
      Section 2.8 Role of NPAL ............................................    7

Article III CONVERSION OF SHARES ..........................................    7
      Section 3.1 Conversion of Capital Stock .............................    7
      Section 3.2 Exchange of Certificates ................................    9

Article IV REPRESENTATIONS AND WARRANTIES OF LMC ..........................   10
      Section 4.1 Organization and Qualifications; Subsidiaries ...........   10
      Section 4.2 Capitalization; No Liens ................................   10
      Section 4.3 Authority Relative to This Agreement ....................   11
      Section 4.4 No Conflict; Required Filings and Consents ..............   11
      Section 4.5 Absence of Certain Changes or Events ....................   13
      Section 4.6 Litigation ..............................................   13
      Section 4.7 Tax Matters .............................................   13
      Section 4.8 Brokers .................................................   14

Article V REPRESENTATIONS AND WARRANTIES OF TNCL ..........................   14
      Section 5.1 Organization and Qualifications; ISP Ownership
            of Entities ...................................................   14
      Section 5.2 Validity of ADSs and TNCL Shares ........................   15
      Section 5.3 Authority Relative to This Agreement ....................   15
      Section 5.4 No Conflict; Required Filings and Consents ..............   16
      Section 5.5 Absence of Certain Changes or Events ....................   17
      Section 5.6 Litigation ..............................................   17
      Section 5.7 Capitalization ..........................................   17
      Section 5.8 Brokers .................................................   17
      Section 5.9 NPAL ....................................................   17
      Section 5.10 Foreign Private Issuer .................................   17

Article VI CONDUCT PENDING THE PHASE II MERGER ............................   18
      Section 6.1 Assets and Liabilities of Phase II Merger
            Company .......................................................   18

      Section 6.2 Prohibited Actions ......................................   18

Article VII ADDITIONAL COVENANTS ..........................................   19
      Section 7.1 Approvals ...............................................   19
      Section 7.2 Access to Information ...................................   19
      Section 7.3 Further Action ..........................................   20
      Section 7.4 Public Announcements ....................................   20
      Section 7.5 Notification of Certain Matters .........................   20
      Section 7.6 Certain Tax Matters .....................................   21
      Section 7.7 Australian Treasury Matters .............................   26

Article VIII CONDITIONS TO THE PHASE II MERGER ............................   26
      Section 8.1 Conditions to Obligations of LMC and the Phase
            II Merger Company to Effect the Phase II Merger ...............   26
      Section 8.2 Conditions to Obligations of TNCL and NPAL to
            Effect the Phase II Merger ....................................   27

Article IX TERMINATION, WAIVER, AMENDMENT .................................   28
      Section 9.1 Termination by Mutual Consent ...........................   28
      Section 9.2 Termination by either TNCL or LMC .......................   28
      Section 9.3 Termination by TNCL .....................................   28
      Section 9.4 Termination by LMC ......................................   28
      Section 9.5 Effect of Termination and Abandonment ...................   28

Article X INDEMNIFICATION .................................................   28
      Section 10.1 General Indemnification ................................   28
      Section 10.2 Indemnification Procedures .............................   29

Article XI MISCELLANEOUS ..................................................   30
      Section 11.1 Survival of Representations and
            Warranties ....................................................   30
      Section 11.2 Expenses ...............................................   30
      Section 11.3 Counterparts ...........................................   30
      Section 11.4 Governing Law ..........................................   30
      Section 11.5 Specific Performance ...................................   30
      Section 11.6 Notices ................................................   31
      Section 11.7 Miscellaneous ..........................................   32
      Section 11.8 Headings ...............................................   32
      Section 11.9 Severability ...........................................   32
      Section 11.10 Further Assurances ....................................   32

Article I DEFINITIONS .....................................................    3

Article II PERFORMANCE GUARANTEES .........................................    3
      Section 2.1 Liberty Performance Guarantee ...........................    3
      Section 2.2 News Performance Guarantee ..............................    3
      Section 2.3 No Defenses to Guarantees ...............................    4
      Section 2.4 Waivers .................................................    4

      Section 2.5 No Third Party Beneficiaries ............................    4
      Section 2.6 Enforceability ..........................................    4

Article III MISCELLANEOUS .................................................    4
      Section 3.1 Notices .................................................    4
      Section 3.2 Modification; Waiver ....................................    5
      Section 3.3 Headings ................................................    5
      Section 3.4 Assignment ..............................................    6
      Section 3.5 Counterparts ............................................    6
      Section 3.6 Other ...................................................    6
      Section 3.7 Governing Law ...........................................    6

                                    EXHIBITS

Exhibit A      Form of Certificate of Merger

Exhibit B      Calculation of Additional Phase II Merger Consideration

Exhibit C      Form of Opinion of Squadron Ellenoff Plesent & Sheinfeld, LLP

Exhibit D      Form of Opinion of Allens Arthur Robinson

Exhibit E      Form of Performance Guarantee Agreement

Exhibit F      Form of DCL Contribution Agreement

Exhibit G      Form of Opinion of Sherman & Howard L.L.C.

                                    SCHEDULES

Schedule 3.1(a)   Phase II Merger Company - Outstanding Capital Stock

Schedule 4.1(a)   Phase II Merger Company Subsidiaries

Schedule 4.4      No Conflict; Required Filings and Consents

Schedule 4.7(c)   Phase II Merger Company and Phase II Merger Company
                  Subsidiaries Under Audit

Schedule 4.7(f) Waiver of, or Agreement to Extend, the Statute of Limitations with Respect to Phase II Merger Company and Phase II Merger
                  Company Subsidiaries

                                     ANNEXES

Annex A     International Interests

Annex B     International Entities

Annex C     Liens

Annex D     LMC Guarantees

SCHEDULES

Schedule 3.1(a)   Phase II Merger Company - Outstanding Capital Stock

Schedule 4.1(a)   Phase II Merger Company Subsidiaries

Schedule 4.4      No Conflict; Required Filings and Consents

Schedule 4.7(c)   Phase II Merger Company and Phase II Merger Company
                  Subsidiaries Under Audit

Schedule 4.7(f)   Waiver of, or Agreement to Extend, the Statute of
                  Limitations with Respect to Phase II Merger Company and
                  Phase II Merger Company Subsidiaries


ANNEXES

Annex A           International Interests

Annex B           International Entities

Annex C           Liens

Annex D           LMC Guarantees


EXHIBITS

Exhibit A         Form of Certificate of Merger

Exhibit B         Calculation of Additional Phase II Merger Consideration

Exhibit C         Form of Opinion of Squadron Ellenoff Plesent & Sheinfeld, LLP

Exhibit D         Form of Opinion of Allens Arthur Robinson

Exhibit E         Form of Performance Guarantee Agreement

Exhibit F         Form of DCL Contribution Agreement

Exhibit G         Form of Opinion of Sherman & Howard L.L.C.

                                                                  EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER


      AGREEMENT AND PLAN OF MERGER ("Agreement"), dated as of December 3, 2001, by and among LIBERTY MEDIA CORPORATION, a Delaware corporation ("LMC"), LIBERTY NEWCO INTERNATIONAL, INC., a Delaware corporation, THE NEWS CORPORATION LIMITED (ACN 007 910 330), a South Australia corporation ("TNCL"), and NEWS PUBLISHING AUSTRALIA LIMITED, a Delaware corporation ("NPAL").

                                    RECITALS

      WHEREAS, TNCL and LMC are parties to the Parents' Agreement, dated as of July 15, 1999 (the "Parents' Agreement"), pursuant to which, among other things, LMC has agreed to transfer and TNCL has agreed to acquire substantially all of the interests of LMC in International Sports Programming LLC, a Delaware limited liability company ("ISP") and the other interests of LMC described in Annex A hereto (together with LMC's interest in ISP, the "International Interests"); and

      WHEREAS, it is the intention of the parties that TNCL shall acquire the International Interests through the merger of the Phase II Merger Company with and into NPAL (the "Phase II Merger"), with the separate existence of the Phase II Merger Company ceasing and with NPAL surviving and continuing as a subsidiary of TNCL; and

      WHEREAS, the Boards of Directors of TNCL, NPAL, LMC and the Phase II Merger Company have determined that the transactions contemplated by this Agreement (the "Transactions"), including, without limitation, the Phase II Merger, are advisable and in the best interests of their respective corporations and stockholders and have approved this Agreement;

      NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      Section 1.1 Definitions. The following words and expressions have the meanings set forth below:

Act:                             as defined in Section 8.1(e) hereof.

Additional Phase II Merger       as defined in Section 3.1(a) hereof.
Consideration:

ADRs American Depositary Receipts issued under the terms

                                 of the Deposit Agreement to evidence ADSs.

ADSs: American Depositary Shares, each representing four (4) TNCL Shares as of the date of this Agreement.

Affiliate:                       with respect to any Person, any Person,
                                 directly or indirectly, Controlling,
                                 Controlled by or under common Control with
                                 such first Person.

ASIC:                            the Australian Securities and Investment
                                 Commission.

ASX:                             the Australian Stock Exchange.

Authorized Agent:                as defined in Section 11.4 hereof.

Base Phase II Merger             as defined in Section 3.1(a) hereof.
Consideration:

Business Day:                    any day other than a Saturday, a Sunday or a
                                 day on which banks in Denver, Colorado, Los
                                 Angeles, California or New York, New York are
                                 authorized to be closed.

Certificate of Merger:           as defined in Section 2.2 hereof.

Change in Tax Law:               as defined in Section 7.6(k) hereof.

Claimant:                        as defined in Section 10.2(a) hereof.

Code:                            the Internal Revenue Code of 1986, as amended.

Contractual Obligations:         as defined in Section 4.4(a).

Control: the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether by the ownership of voting securities, by contract or otherwise.

Controlled Affiliate:            with respect to any Person, an Affiliate of
                                 such Person which such Person Controls.

Corporations Act:                The Corporations Act 2001 (Commonwealth) of
                                   Australia.

Current Market Value:            with respect to an ADS, the average of the
                                 closing prices per ADS on the New York Stock
                                 Exchange, Inc. ("NYSE") (or other U.S.
                                 national securities exchange, if the ADSs are
                                 not then traded on NYSE) for the ten
                                 consecutive trading days ending on the date
                                 immediately preceding the date of
                                 determination.

Custodian:                       Citicorp Nominees Pty Limited.

DCL Contribution Agreement:      the DCL Contribution Agreement, dated as of
                                 the date hereof, by and among LMC, TNCL and
                                 NPAL.

Deposit Agreement:               the Amended and Restated Deposit Agreement,
                                 dated as of December 3, 1996, among TNCL, the
                                 Depositary and the holders from time to time of
                                 ADRs.

Depositary:                      Citibank, N.A., as the depositary pursuant to
                                 the Deposit Agreement.

DGCL:                            as defined in Section 2.1 hereof.

Effective Time:                  as defined in Section 2.2 hereof.

GAAP:                            U.S. generally accepted accounting principles.

Gain Recognition Agreement:      gain recognition agreement entered into by
                                 LMC or another member of the Selling Affiliated
                                 Group in accordance with the Treasury
                                 Regulations promulgated under Section 367 of
                                 the Code with respect to the exchange of the
                                 Phase II Merger Company Shares for ADSs.

Governmental Entity:             as defined in Section 4.4(b) hereof.

HSR Act:                         as defined in Section 4.4(b) hereof.

Indebtedness:                    as defined in Section 6.2(e) hereof.

Indemnifying Party:              as defined in Section 10.1(a) hereof.

International Entities:          the entities listed on Annex B hereto.

International Holding Companies: ISP, Fox Sports Brazil LLC, Fox Sports
                                 Eastern Europe LLC, Fox Sports Israel
                                 Distribution LLC, Fox Sports Mexico
                                 Distribution LLC, Fox Sports Europe
                                 Distribution LLC, Fox Sports International B.V.
                                 and Distribuidora y Productora de Television
                                 Fox Sports Chile Ltda.

International Interests:         as defined in the Recitals hereto.

ISP:                             as defined in the Recitals hereto.

Laws:                            as defined in Section 4.4(a) hereof.

Legal Proceedings:               as defined in Section 4.6 hereof.

Liberty Material Adverse Effect: as defined in Section 4.1(a) hereof.

Lien:                            any security interests, liens, claims,
                                 pledges, options, rights of first refusal, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

LMC:                             Liberty Media Corporation, a Delaware
                                  corporation.

LMC International:               LMC International, Inc., a Colorado
                                 corporation that is an indirect wholly owned
                                 subsidiary of LMC.

Merger Filing:                   as defined in Section 2.2 hereof.

Non-Return Taxes:                as defined in Section 7.6(d)(ii).

NPAL: News Publishing Australia Limited, a Delaware corporation.

Overpayment Rate:                as defined in Section 7.6(h)(i).

Parents' Agreement:              the Parents' Agreement, dated as of July 15,
                                 1999, between LMC and TNCL.

Person:                          any natural person or a partnership,
                                 corporation or trust, unincorporated
                                 organization, association, limited liability company or other entity.

Phase II Closing:                as defined in Section 2.3 hereof.

Phase II Closing Date:           the date on which the Phase II Merger is
                                  consummated.

Phase II Merger:                 as defined in the recitals hereof.

Phase II Merger Company:         Liberty Newco International, Inc.

Phase II Merger Company          as defined in Section 3.1(a) hereof.
Certificates:

Phase II Merger Company Shares:  as defined in Section 3.1(a) hereof.

Phase II Merger Company          as defined in Section 4.1(a) hereof.
Subsidiary:

Phase II Merger Consideration:   the Base Phase II Merger Consideration and
                                 the Additional Phase II Merger Consideration.

Pre-Phase II Closing             as defined in Section 7.6(d)(i) hereof.
Consolidated Returns:

Pre-Phase II Closing             as defined in Section 7.6(d)(ii) hereof.

Non-Consolidated Returns
Registration Rights Agreement:   as defined in Section 3.1(b)(ii) hereof.

Representatives:                 as defined in Section 7.2 hereof.

Securities Act:                  the Securities Act of 1933, as amended.

Selling Affiliated Group:        as defined in Section 7.6(d)(i) hereof.

Settlement Agreements:           as defined in Section 7.6(c) hereof.

Subsidiary:                      with respect to any Person, an entity in
                                 which such Person, directly or indirectly, owns
                                 all of the issued and outstanding shares of
                                 capital stock or other ownership interests in
                                 such entity.

Surviving Corporation:           as defined in Section 2.1 hereof.

Tax: any income, corporation, gross receipts, profits, gains, capital stock, capital duty, franchise, business, license, payroll, withholding, social security, unemployment, disability, property, wealth, welfare, stamp, environmental, transfer, excise, occupation, sales, use, value added, alternative minimum, estimated or other similar tax (including any fee, assessment or other charge in the nature of any tax) imposed by any governmental authority (whether national, federal, state, local, municipal, foreign or otherwise) or political subdivision thereof, and any interest, penalties, additions to tax or additional amounts in respect of the foregoing.

Tax Returns:                     all reports, declarations of estimated tax,
                                 information statements and returns relating
                                 to, or required to be filed in connection
                                 with, any Taxes, including information
                                 returns or reports with respect to backup
                                 withholding and other payments to third
                                 parties.

TNCL:                            The News Corporation Limited (ACN 007 910
                                 330), a South Australia corporation.

TNCL Material Adverse Effect:    as defined in Section 5.1 hereof.

TNCL Shares:                     Preferred Limited Voting Ordinary Shares of
                                 TNCL.

TNCL Subsidiaries:               as defined in Section 5.1 hereof.

Transactions:                    as defined in the recitals hereto.

Transferred Corporation:         as defined in Treasury Regulations
                                 Section1.367(a)-3(d)(2)(ii).

Treasury Regulations:            the regulations promulgated under the Code in
                                 effect on the date hereof and the
                                 corresponding sections of any regulations
                                 subsequently issued that amend or supersede
                                 such regulations.

U.S.:                            the United States of America.

      Section 1.2 Terms. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day.

                                   ARTICLE II
                               THE PHASE II MERGER

      Section 2.1 The Phase II Merger. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Phase II Merger Company shall be merged with and into NPAL in accordance with this Agreement and the separate existence of the Phase II Merger Company shall cease. NPAL shall be the surviving corporation in the Phase II Merger (hereinafter sometimes referred to as the "Surviving Corporation").

      Section 2.2 Effective Time of the Merger. Upon the terms and subject to the conditions of this Agreement, a certificate of merger in the form of Exhibit A hereto (the "Certificate of Merger") shall be duly prepared, executed and acknowledged by the Surviving Corporation and thereafter delivered to the Secretary of State of the State of Delaware, for filing on the Phase II Closing Date. The Phase II Merger shall become effective as of the date and at such time as the Certificate of Merger is duly filed (the "Merger Filing") with the Secretary of State of the State of Delaware (the time the Phase II Merger becomes effective pursuant to the DGCL being referred to herein as the "Effective Time").

      Section 2.3 Closing. Subject to the satisfaction or waiver of all of the conditions to the Phase II Closing contained in Article VIII hereof, the Closing of the Phase II Merger (the "Phase II Closing") will take place at 10:00 a.m., New York City time, on December 3, 2001, at the offices of Squadron, Ellenoff, Plesent & Sheinfeld, LLP, 551 Fifth Avenue, New York, New York 10176, unless another date or place is agreed to in writing by the parties hereto.

      Section 2.4 Effects of the Phase II Merger. The Phase II Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Phase II Merger Company shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Phase II Merger Company shall become the debts, liabilities and duties of the Surviving Corporation.

      Section 2.5 Certificate of Incorporation and By-Laws.

              (a) The Certificate of Incorporation of NPAL as in effect immediately prior to the Effective Time shall remain the Certificate of Incorporation of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

              (b) The By-Laws of NPAL in effect at the Effective Time shall remain the By-Laws of the Surviving Corporation until amended in accordance with the terms thereof and with applicable law.

      Section 2.6 Directors. The directors of NPAL at the Effective Time shall remain the directors of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

      Section 2.7 Officers. The officers of NPAL at the Effective Time shall remain the officers of the Surviving Corporation, each to hold office from the Effective Time in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

      Section 2.8 Role of NPAL. TNCL and NPAL acknowledge that NPAL has entered into this Agreement and will perform the transactions required of it by this Agreement at the direction of TNCL, to assist TNCL in meeting its obligations under the Parents' Agreement.

                                  ARTICLE III
                              CONVERSION OF SHARES

      Section 3.1 Conversion of Capital Stock.

      As of the Effective Time, by virtue of the Phase II Merger and without any action on the part of the holder of any outstanding shares of capital stock of the Phase II Merger Company or of the holder of any shares of capital stock of
NPAL:

              (a) Consideration for Phase II Merger Company Shares. On the Phase II Closing Date, the issued and outstanding shares of capital stock of the Phase II Merger Company set forth on Schedule 3.1(a) hereto (the "Phase II Merger Company Shares") shall be converted into 3,633,866 ADSs, representing 14,535,464 fully paid and nonassessable TNCL Shares (the "Base Phase II Merger Consideration").

              In addition to the Base Phase II Merger Consideration, on the Phase II Closing Date LMC International, as the holder of the Phase II Merger Company Certificates, shall receive an additional number of ADSs representing the aggregate number of TNCL Shares which could have been purchased by reinvesting in ADSs each cash dividend declared on such number of TNCL Shares between July 15, 1999 and the Phase II Closing Date (the "Additional Phase II Merger Consideration"), in each case based on the Current Market Value of the ADSs as of the ex-dividend date of such dividend. As of the date of this Agreement, the number of whole ADSs to be
issued as Additional Phase II Merger Consideration is        calculated as set
forth in Exhibit B hereto.

              All such Phase II Merger Company Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented outstanding Phase II Merger Company Shares (the "Phase II Merger Company Certificates") shall cease to have any rights with respect thereto. All Phase II Merger Company Shares that are owned by the Phase II Merger Company as treasury stock shall not convert into ADSs in accordance with this Section 3.1(a).

              (b) Registration and Lock-Up of ADSs and TNCL Shares.

                  (i) The ADSs (and the TNCL Shares underlying such ADSs) to be issued pursuant to Section 3.1(a) above will be issued without being registered under the Securities Act. The ADSs (and the TNCL Shares underlying such ADSs) to be issued to LMC International hereunder will be acquired for LMC International's own account for investment purposes only, and not with a view to, or for sale in connection with, any distribution of any such ADSs (or the TNCL Shares underlying such ADSs) in violation of the Securities Act or any applicable state securities laws. LMC understands and acknowledges that (A) none of the ADSs (or the TNCL Shares underlying such ADSs) to be issued as Phase II Merger Consideration hereunder have been registered under the Securities Act or any applicable state securities law and, when issued, will be "restricted securities" within the meaning of Rule 144 under the Securities Act, and (B) the ADSs (and the TNCL Shares underlying such ADSs) cannot be sold, transferred or otherwise disposed of in the United States unless such ADSs (or, under certain circumstances, the TNCL Shares underlying such ADSs) subsequently are registered under the Securities Act and any applicable state securities laws, or exemptions from registration thereunder when available.

                  (ii) LMC and its Subsidiaries that own ADSs from time to time will be entitled to registration rights with respect to the ADSs (or, under certain circumstances, the TNCL Shares underlying the ADSs) issued pursuant to
Section 3.1(a) above, which registration rights are set forth in a Registration Rights Agreement, dated as of July 15, 1999 between LMC and TNCL, as amended by the First Amendment to Registration Rights and Lock-Up Agreement dated as of the date hereof between LMC and TNCL (as so amended, the "Registration Rights Agreement").

              (c) Adjustment. All references in this Agreement to any number of ADSs issuable upon consummation of the Phase II Merger shall be subject to appropriate adjustment (which adjustment shall be made in an equitable manner and in accordance with applicable ASX Listing Rules in order to provide the parties with the economic benefits and burdens bargained for hereunder) in the event of stock splits, eligible bonus issues, combinations, or any recapitalization, reclassification or similar transaction involving TNCL between April 5, 1999 and the Phase II Closing Date. If any spin-off, eligible bonus issue, split-off or other transaction involving TNCL occurs for which the preceding sentence does not provide a proper equitable adjustment for LMC and its Affiliates, the number of any ADSs or TNCL Shares thereafter deliverable to LMC and its Affiliates pursuant to this Agreement shall be adjusted so as to provide LMC and its Affiliates with the consideration bargained for in this Agreement and to place them in the same position as they would have been in if such ADSs or TNCL Shares had been delivered to them immediately prior to the record date for such transaction (which adjustment shall be made in an equitable manner and in accordance with applicable ASX Listing Rules in order to provide the parties with the economic benefits and burdens bargained for hereunder).

      Section 3.2 Exchange of Certificates.

              (a) Depositary. TNCL, pursuant to the terms of the Deposit Agreement, shall, prior to the Effective Time, (i) deposit with the Custodian the TNCL Shares underlying the ADRs to be issued in the Phase II Merger and (ii) instruct the Depositary to prepare the requisite ADSs to evidence the ADSs to be issued in the Phase II Merger for exchange in accordance with this Article III.

              (b) Exchange Procedures. On the Phase II Closing Date, upon surrender of all of the Phase II Merger Company Certificates to TNCL for cancellation, TNCL shall cause to be delivered to LMC International (as the holder of the Phase II Merger Company Certificates) in exchange therefor one or more ADRs representing that whole number of ADSs that LMC International has the right to receive pursuant to the provisions of this Article III, and the Phase II Merger Company Certificates so surrendered shall forthwith be canceled. TNCL shall pay any stamp duties, transfer taxes, stamp duty reserve taxes and other similar charges (including all fees and charges of the Depositary, registrar and Custodian for the ADSs) required by reason of the issuance of the ADSs to LMC International pursuant to the provisions of this Article III or upon this Agreement; provided, however, that under no circumstances shall TNCL pay any stamp duties, transfer taxes, stamp duty reserve charges or other similar charges required by reason of any subsequent transfer or assignment by LMC or Subsidiaries of LMC of the ADSs (or the underlying TNCL Shares) or the conversion by LMC or Subsidiaries of LMC of ADSs into actual TNCL Shares. LMC acknowledges that neither it nor any of its Subsidiaries shall acquire any right, title or interest in the TNCL Shares or the ADSs to be issued pursuant to this Agreement until the Effective Time and, if the Effective Time does not occur, shall assist TNCL in canceling, and removing from any register or exchange references to, the TNCL Shares and the ADSs to be issued pursuant to this Agreement.

              (c) No Further Ownership Rights in Phase II Merger Company Shares. All ADSs issued upon the surrender for exchange of the Phase II Merger Company Certificates in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Phase II Merger Company Shares, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Phase II Merger Company Shares which are converted pursuant to the Phase II Merger and were outstanding immediately prior to the Effective Time. If, after the

Effective Time, Phase II Merger Company Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged for no consideration.

              (d) No Fractional ADSs; Cash in Lieu of Fractional ADSs. No certificate representing a fractional ADS shall be issued upon surrender or exchange of Phase II Merger Company Certificates, and such fractional ADS shall not entitle the owner thereof to any rights as a security holder of TNCL. All holders entitled to receive a fractional ADS shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying the fraction of an ADS to which such holder would otherwise have been entitled times $27.5189.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF LMC
                         AND THE PHASE II MERGER COMPANY

      LMC and the Phase II Merger Company hereby, jointly and severally, represent and warrant to TNCL that, as of the date hereof and as of the Phase II Closing Date:

      Section 4.1 Organization and Qualifications; Subsidiaries.

              (a) LMC, the Phase II Merger Company and each Subsidiary of a Phase II Merger Company (each such Subsidiary, a "Phase II Merger Company Subsidiary") is a corporation, limited liability company, partnership or other legal entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of the Phase II Merger Company and the Phase II Merger Company Subsidiaries set forth on Schedule 4.1(a) hereto, taken as a whole (a "Liberty Material Adverse Effect"); provided, however, that under no circumstances shall the Phase II Merger Company Subsidiaries be deemed to include any entity which is not, directly or indirectly, wholly owned by LMC.

              (b) LMC and TNCL agree that the entities listed in the column entitled "Entity Holding Interest" on Annex A hereto own the interests in the International Entities set forth in such Annex. Since the date of the Parents' Agreement, LMC has not transferred, or caused to be transferred, any ownership interests held by it or by any of its Subsidiaries in any of the International Entities. Upon completion of the Phase II Merger, all of the interests owned by LMC and its Controlled Affiliates in the International Entities as of the date of the Parents' Agreement (other than the interests owned indirectly by LMC and its Controlled Affiliates through Persons that are not Controlled Affiliates of
LMC), will be owned directly or indirectly by NPAL.

      Section 4.2 Capitalization; No Liens. LMC owns, directly or indirectly, all of the issued and outstanding Phase II Merger Company Shares, and all of the Phase II Merger Company Shares have been duly authorized and validly issued and are fully paid and nonassessable. All of the share certificates issued and outstanding which represent the Phase II Merger Company Shares will be delivered to TNCL on the Phase II Closing Date. No other shares of capital stock or other voting securities of the Phase II Merger Company are issued, reserved for issuance or outstanding. There are no options or agreements relating to the issued or unissued capital stock of the Phase II Merger Company or obligating the Phase II Merger Company to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, the Phase II Merger Company. There are no outstanding contractual obligations of the Phase II Merger Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Phase II Merger Company. The Phase II Merger Company owns, directly or indirectly, all of the issued and outstanding capital stock of, or ownership interests in, the Phase II Merger Company Subsidiaries, and all of the issued and outstanding shares of capital stock of, or ownership interests in, the Phase II Merger Company Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. No other shares of capital stock or other voting securities of, or ownership interests in, any of the Phase II Merger Company Subsidiaries are issued, reserved for issuance or outstanding. There are no options or agreements relating to the issued or unissued capital stock of, or ownership interests in, any of the Phase II Merger Company Subsidiaries or obligating any of the Phase II Merger Company Subsidiaries to issue, transfer, grant or sell any shares of capital stock of, or other equity interests in, or securities convertible into or exchangeable for any capital stock or other equity interests in, the Phase II Merger Company Subsidiaries. There are no outstanding contractual obligations of any of the Phase II Merger Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or ownership interests in, any of the Phase II Merger Company Subsidiaries. The Phase II Merger Company Shares and the shares of stock of, or ownership interests in, the Phase II Merger Company Subsidiaries are not subject to any Liens nor are the assets of the Phase II Merger Company or the Phase II Merger Company Subsidiaries, except for Liens listed on Annex C hereto and except that no representation or warranty is made herein as to Liens upon the assets of any of the International Entities or the International Holding Companies.

      Section 4.3 Authority Relative to This Agreement. (a) LMC and the Phase II Merger Company have all necessary corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Transactions.

              (b) The execution and delivery of this Agreement by LMC and the Phase II Merger Company and the consummation by LMC and the Phase II Merger Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of LMC and the Phase II Merger Company are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by the Phase II Merger Company and, assuming the due authorization, execution and delivery hereof by TNCL and NPAL, constitutes the legal, valid and binding obligation of LMC and the Phase II Merger Company, enforceable against LMC and the Phase II Merger Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

      Section 4.4 No Conflict; Required Filings and Consents.

                  (a) Except as set forth on Schedule 4.4 hereto, the execution and delivery of this Agreement by LMC and the Phase II Merger Company do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by LMC and the Phase II Merger Company will not, subject to the making of the filings and obtaining the approvals identified on Schedule 4.4, (i) conflict with or violate the certificate of incorporation or by-laws, or the certificate of formation or limited liability company agreement, as applicable, of LMC, the Phase II Merger Company or any Phase II Merger Company Subsidiary; (ii) conflict with or violate any law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to LMC or the Phase II Merger Company or any Phase II Merger Company Subsidiary or by which any property or asset (other than any of the International Entities, or International Holding Companies) of any of the Phase II Merger Company or any Phase II Merger Company Subsidiary is bound or affected, except in such instances which would not have a Liberty Material Adverse Effect and except that no representation or warranty is made herein with respect to foreign laws, regulations and rules; or (iii) subject to the making of the filings and obtaining the approvals identified on Schedule 4.4, conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by the Phase II Merger Company or any Phase II Merger Company Subsidiary) or modification in a manner materially adverse to the Phase II Merger Company or any Phase II Merger Company Subsidiary of any material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Lien on any property or asset of the Phase II Merger Company or any Phase II Merger Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligation (collectively, the "Contractual Obligations") to which the Phase II Merger Company or any Phase II Merger Company Subsidiary is a party or by which the Phase II Merger Company or any Phase II Merger Company Subsidiary or any property or asset of the Phase II Merger Company or any Phase II Merger Company Subsidiary is bound or affected, except in such instances which would not result in a Liberty Material Adverse Effect and except that no representation or warranty is made herein as to Liens upon the assets of any of the International Entities or International Holding Companies or as to the rights of others under any Contractual Obligation to which any of the International Entities or International Holding Companies is a party or by which any of their assets are bound.

                  (b) The execution and delivery of this Agreement by LMC and the Phase II Merger Company do not, and the performance of their respective obligations under this Agreement and the consummation of the Phase II Merger by LMC and the Phase II Merger Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state or local governmental or regulatory agency, authority, commission or instrumentality of the United States or any foreign country (each a "Governmental Entity") except for those required by any foreign law, regulation or rule, as to which no representation or warranty is made, and except for (i) the pre-merger notification requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) the Merger Filing and (iii) such instances in which the failure to obtain such consents, approvals, authorizations or permits or to make such filings or provide such notice will not have a Liberty Material Adverse Effect, except that no representation or warranty is made herein relating to any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority which is required to be obtained by or on behalf of any International Entity or International Holding Company.

         Section 4.5 Absence of Certain Changes or Events. Except as contemplated by this Agreement, (a) the Phase II Merger Company and the Phase II Merger Company Subsidiaries have since their respective dates of incorporation or organization conducted no business other than the direct or indirect ownership of interests in the International Entities and of those assets and businesses transferred by them to Affiliates prior to the Phase II Closing Date, and none of the Phase II Merger Company or Phase II Merger Company Subsidiaries has any liabilities (whether absolute, accrued or contingent), except those liabilities incurred in connection with ISP or the International Entities; (b) none of LMC or its Affiliates has made any commitment for or on behalf of ISP or the International Entities, except for commitments disclosed to TNCL or its Affiliates; and (c) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a Liberty Material Adverse Effect other than events or developments generally affecting the industry in which the Phase II Merger Company and the Phase II Merger Company Subsidiaries operate, except that no representation or warranty is made herein as to events or developments with respect to the International Entities or the International Holding Companies.

         Section 4.6 Litigation. There are no actions, suits, arbitrations, legal or administrative proceedings or investigations ("Legal Proceedings") pending or, to the knowledge of the Phase II Merger Company, threatened against the Phase II Merger Company or any Phase II Merger Company Subsidiary. None of the Phase II Merger Company, the Phase II Merger Company Subsidiaries or their respective assets, properties or businesses, are subject to any judgment, writ, injunction or decree of any court, governmental agency or arbitration tribunal, except that no representation or warranty is made herein as to the assets, properties or businesses of the International Entities or the International Holding Companies.

         Section 4.7       Tax Matters.

                  (a) The Phase II Merger Company and the Phase II Merger Company Subsidiaries have filed all material Tax Returns that they were required to file. All such Tax Returns are correct and complete in all material respects. All material Taxes owed by the Phase II Merger Company or Phase II Merger Company Subsidiaries (whether or not shown on any Tax Return) have been paid. There are no Liens for material Taxes (other than for current Taxes not yet due and payable or for items being contested in good faith and for which there are adequate reserves in accordance with GAAP on the books of the applicable entity) on any of the assets of any of the Phase II Merger Company or Phase II Merger Company Subsidiaries.

                  (b) The Phase II Merger Company and Phase II Merger Company Subsidiaries have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

                  (c) No material deficiencies for any Taxes have been proposed, asserted or assessed against the Phase II Merger Company or the Phase II Merger Company Subsidiaries that are not adequately reserved for in accordance with GAAP in all cases applied in a consistent basis with the most recent LMC balance sheet. Except as set forth on Schedule 4.7(c), none of the Tax Returns of the Phase II Merger Company or Phase II Merger Company Subsidiaries is currently the subject of an audit.

                  (d) None of the Phase II Merger Company or Phase II Merger Company Subsidiaries has any current non-contingent liability for the Taxes of any Person (other than the Phase II Merger Company or any of the Phase II Merger Company Subsidiaries, as the case may be) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (e) If the income of the Phase II Merger Company or Phase II Merger Company Subsidiaries is required under federal, state, local or foreign tax rules to be included on a consolidated, unitary, combined or other such Tax Return which includes LMC or any of its Affiliates and which is filed by an entity other than the Phase II Merger Company or Phase II Merger Company Subsidiaries, each such group has filed all Tax Returns that it was required to file with respect to Phase II Merger Company or Phase II Merger Company Subsidiaries for each period during which Phase II Merger Company or Phase II Merger Company Subsidiaries were members of such group. All such Tax Returns were correct and complete in all material respects in so far as they relate to the Phase II Merger Company or Phase II Merger Company Subsidiaries. All material Taxes owed by such group with respect to the Phase II Merger Company or Phase II Merger Company Subsidiaries (whether or not shown on a Tax Return) have been paid for each taxable period during which the Phase II Merger Company or Phase II Merger Company Subsidiaries was a member of its respective group.

                  (f) Except as set forth on Schedule 4.7(f) or as extended by the Gain Recognition Agreement, any election that has been made pursuant to Treasury Regulations Section 1.1503-2(g) or any closing agreement pursuant to Treasury Regulations Section 1.1503-2(g)(2)(iv)(B)(2)(i), the normal period within which to examine and/or assess Taxes on the income of the Phase II Merger Company or Phase II Merger Company Subsidiaries has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

                  (g) Neither the Phase II Merger Company nor any Phase II Merger Company Subsidiary will be a party to any tax sharing or allocation agreement as of the Effective Time.

         Section 4.8       Brokers.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Phase II Merger Company.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TNCL

         TNCL hereby represents and warrants to LMC and the Phase II Merger Company that, as of the date hereof and as of the Phase II Closing Date:

                  Section 5.1 Organization and Qualifications; ISP Ownership of Entities.

                  (a) TNCL is duly registered and validly existing under the Corporations Act. NPAL is a corporation, duly incorporated validly existing and in good standing under the laws of the State of Delaware. Each of TNCL and NPAL has the requisite power and authority and all governmental permits, approvals and other authorizations necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or, if applicable, in good standing or to have such power, authority and governmental permits, approvals and other authorizations would not, individually or in the aggregate, have a material adverse effect on the business, assets, financial or other condition, or results of operations of TNCL and the Subsidiaries of TNCL (the "TNCL Subsidiaries"), taken as a whole (a "TNCL Material Adverse Effect").

         Section 5.2       Validity of ADSs and TNCL Shares.

         ADSs to be issued in the Phase II Merger (including the ADSs, if any, to be issued as Additional Phase II Merger Consideration) will be issued by the Depositary under the terms of the Deposit Agreement. All of the TNCL Shares underlying the ADSs to be issued pursuant to this Agreement, when deposited with the Custodian in accordance with the terms of the Deposit Agreement, from and after the Effective Time will be duly authorized, validly issued, fully paid and nonassessable and free and clear of all Liens. Upon the due issuance by the Depositary of ADSs evidencing the TNCL Shares against the deposit of the TNCL Shares in accordance with the terms of the Deposit Agreement, the ADSs to be issued pursuant to this Agreement will be duly and validly issued and Persons in whose names the ADSs are registered will be entitled to the rights of registered holders of ADSs specified in the Deposit Agreement and in the ADRs representing the ADSs. The Deposit Agreement has been duly and validly authorized by all necessary corporate action of TNCL, has been duly and validly executed and delivered by TNCL, and, assuming the due authorization, execution and delivery thereof by the Depositary, constitutes the legal, valid and binding obligation of TNCL, enforceable against TNCL in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject. As of the Effective Time, TNCL shall have (a) issued and allotted the TNCL Shares underlying the ADSs to the Custodian and made such entries in the register of members of the Company as or required by the Corporations Act to record the Custodian as a member of the Company in respect of such TNCL Shares; (b) delivered to the Custodian or as the Custodian directs holding statements for the TNCL Shares underlying the ADSs evidencing the Custodian as registered holder of the TNCL Shares underlying the ADSs; (c) applied for quotation on the ASX of the TNCL Shares underlying the ADSs in accordance with the requirements of the Listing Rules and Business Rules of the ASX; and (d) applied for listing of such ADSs on The New York Stock Exchange.

         Section 5.3       Authority Relative to This Agreement.

                  (a) Each of TNCL and NPAL has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions.

                  (b) The execution and delivery of this Agreement by TNCL and NPAL and the consummation by TNCL and NPAL of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of TNCL or NPAL are necessary to authorize this Agreement or to consummate the Transactions (other than the Merger Filing). This Agreement has been duly and validly executed and delivered by each of TNCL and NPAL and, assuming the due authorization, execution and delivery thereof by LMC and the Phase II Merger Company, constitutes the legal, valid and binding obligation of each of TNCL and NPAL, enforceable against each of TNCL and NPAL in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and by equitable principles to which the remedies of specific performance and injunctive and similar forms of relief are subject.

         Section 5.4       No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by TNCL and NPAL do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by TNCL and NPAL will not,
(i) conflict with or violate the articles of incorporation or by-laws or equivalent organizational documents of TNCL or NPAL, (ii) subject to making the filings and obtaining the approvals identified in Section 5.4(b)(i)-(iii), conflict with or constitute a violation by TNCL or NPAL of any Law applicable to TNCL or NPAL or by which any property or asset of TNCL or NPAL is bound or affected or the Listing Rules of the ASX, except in such instances which would not have a TNCL Material Adverse Effect, or (iii) conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss (by TNCL or NPAL) or modification in a manner materially adverse to TNCL or NPAL of a material right or benefit under, or give to others any right of termination, amendment, acceleration, repurchase or repayment, increased payments or cancellation of, or result in the creation of any Liens on any property or asset of TNCL or NPAL pursuant to, any contract to which TNCL or NPAL is a party or by which TNCL or NPAL or any property or asset of TNCL or NPAL is bound or affected, except in such instances which would not result in a TNCL Material Adverse Effect.

                  (b) The execution and delivery of this Agreement by each of TNCL and NPAL do not, and the performance of their respective obligations under this Agreement and the consummation of the Transactions by TNCL and NPAL will not, require any consent, approval, waiver, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) the pre-merger notification requirements of the HSR Act, (ii) the Merger Filing,
(iii) post-Phase II Closing filings with the ASX and the ASIC and (iv) such instances in which the failure to obtain such consents, approvals, waivers, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or delay in any material respect the consummation of the Transactions, or otherwise prevent TNCL or NPAL from performing its respective obligations under this Agreement in any material respect, or would not, individually or in the aggregate, have a TNCL Material Adverse Effect.

         Section 5.5       Absence of Certain Changes or Events.

                  (a) Except as contemplated by this Agreement or as disclosed in any filing by TNCL with the United States Securities and Exchange Commission, since July 15, 1999 (i) TNCL has conducted its business in the ordinary course, consistent with past practice, and (ii) there has not occurred or arisen any event that, individually or in the aggregate, has had or, insofar as reasonably can be foreseen, is likely in the future to have, a TNCL Material Adverse Effect, other than events or developments generally affecting the industry in which TNCL and the TNCL Subsidiaries operate. No receiver or administrator of TNCL's undertaking or of the whole or any part of TNCL's assets has been appointed.

                  (b) Since April 5, 1999, TNCL has taken no action that would require adjustment pursuant to Section 3.1(c) hereof to the number of ADSs to be issued as Phase II Merger Consideration or Phase II Additional Merger Consideration.

         Section 5.6       Litigation.

         There are no Legal Proceedings pending or, to TNCL's knowledge, threatened against TNCL or any of the TNCL Subsidiaries (including NPAL), which could reasonably be expected to have, individually or in the aggregate, a TNCL Material Adverse Effect, or to prohibit or materially restrict the consummation of the Transactions, nor is there any judgment, decree, order, injunction, writ or rule of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator outstanding against TNCL or any of the TNCL Subsidiaries having, or which, insofar as can be reasonably foreseen, in the future is reasonably likely to have, any such TNCL Material Adverse Effect.

         Section 5.7       Capitalization.

         As of November 20, 2001, the issued capital stock of TNCL consisted of 2,093,043,326 Ordinary Shares (as such term is defined in TNCL's Constitution) and 2,951,221,728 TNCL Shares. All of such shares were validly issued, fully paid and nonassessable.

         Section 5.8       Brokers.

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of TNCL or NPAL.

         Section 5.9       NPAL.

         NPAL is a directly owned "controlled" U.S. subsidiary of TNCL within the meaning of Section 368(c) of the Code.

         Section 5.10      Foreign Private Issuer.

         TNCL is a "foreign private issuer" within the meaning of Rule 3b-4 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and with respect to the ADRs is eligible to use Form 20-F under the Exchange Act.

                                   ARTICLE VI

                       CONDUCT PENDING THE PHASE II MERGER

         Section 6.1       Assets and Liabilities of Phase II Merger Company.

         At the Effective Time, the International Interests shall constitute the only assets and liabilities of the Phase II Merger Company and its Subsidiaries, other than interests held in other entities, the sole assets and liabilities of which are the International Interests. Until the Effective Time, LMC shall preserve in good standing the Phase II Merger Company and each Phase II Merger Company Subsidiary.

         Section 6.2       Prohibited Actions.

         LMC covenants and agrees that, until the Effective Time, unless TNCL shall otherwise agree in writing prior to the taking of any action otherwise prohibited by the terms of this Section 6.2, LMC shall cause the Phase II Merger Company not to:

                  (a) issue or authorize the issuance of, grant or otherwise create any additional shares of, or any options to acquire any shares of, its capital stock or any debt or equity securities convertible into or exchangeable for such capital stock, or sell, mortgage, pledge or subject to Lien any of the shares of such entity or any of the International Interests held by it;

                  (b) enter into, accept or otherwise agree to become bound by any negative covenant restricting in any manner the right of such entity to consummate this Agreement;

                  (c) enter into or agree to enter into any agreement, contract or commitment affecting its ownership of or its rights to transfer the International Interests in connection with the Phase II Merger;

                  (d) conduct any business, other than holding one or more of the International Interests and the ownership and operation of other assets owned by them that will be transferred to Affiliates prior to the Phase II Merger;

                  (e) incur or become contingently liable with respect to any Indebtedness, or assume, guarantee or otherwise become responsible for the Indebtedness of any other party or agree to so do; for purposes of this Section 6.2(e), "Indebtedness" shall mean and include (i) indebtedness for borrowed money whether short-term or long-term and whether secured or unsecured, (ii) indebtedness for the deferred purchase price of services or property, (iii) obligations under capitalized leases, (iv) obligations arising under acceptance facilities, (v) all obligations evidenced by bonds, debentures, notes or other similar instruments, (vi) all obligations upon which interest charges are customarily paid, and (vii) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, guarantee or obligation;

                  (f) sell, transfer or contribute any International Interest held by any Phase II Merger Company;

                  (g) enter into any Settlement Agreement;

                  (h) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except dividends declared and paid by a Phase II Merger Company Subsidiary to a Phase II Merger Company or dividends paid to effect the Restructuring or to satisfy any requirement of this Agreement;

                  (i) take any action, or enter into any transaction, prior to the Phase II Closing Date, which would result in a breach of any representation, warranty, covenant or agreement contained in this Agreement; or

                  (j) merge, consolidate with or consummate any other business combination with any Person or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business entity.

                                   ARTICLE VII

                              ADDITIONAL COVENANTS

         Section 7.1       Approvals.

                  (a) As promptly as practicable after the execution of this Agreement, TNCL and LMC shall (i) file notification reports with respect to the Phase II Merger under the HSR Act, shall request early termination of the waiting period under the HSR Act and shall use their reasonable best efforts to obtain clearance or authorization under the HSR Act of the Phase II Merger at the earliest practicable time and (ii) make such other filings as may be required by the laws of any countries other than the U.S. prior to the Phase II Merger. Each of TNCL and LMC shall provide as promptly as practicable all additional information that is necessary or required in connection with such filings, shall respond as promptly as practicable to any requests for additional information made by governmental agencies with respect thereto and shall cooperate in resolving any investigation or inquiry made by such agencies.

                  (b) TNCL and LMC shall cooperate and use their reasonable best efforts to obtain all required consents, approvals and waivers from governmental agencies for the Phase II Closing. In the event any Legal Proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the Phase II Merger or any of the other Transactions or seeks damages in connection therewith, the parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order is issued in any action, suit or other proceeding, to use all reasonable efforts to have such injunction or other order lifted, and to cooperate reasonably regarding any other impediment to the consummation of the Phase II Merger and the other Transactions.

         Section 7.2       Access to Information.

         Subject to applicable Laws, from the date hereof to the Effective Time, LMC shall (and shall cause the Phase II Merger Company's officers, directors, employees, auditors and agents to) afford the officers, employees, auditors and agents (the "Representatives") of TNCL access at reasonable times to its officers, employees, agents, properties, offices, plants and other facilities, books, records and Tax Returns, and shall furnish such Representatives with all financial, operating and other data and information as may be reasonably requested.

         Section 7.3       Further Action.

         Upon the terms and subject to the conditions and limitations hereof, each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including, without limitation, using commercially reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities, make all filings and required submissions with Governmental Entities, including filings and submissions to the ASX and ASIC, and obtain all consents and approvals from parties to contracts with the parties hereto or their respective Subsidiaries as are necessary for the consummation of the Transactions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the parties to this Agreement shall use their reasonable efforts to take all such action.

         Section 7.4       Public Announcements.

         Each party to this Agreement and their respective Subsidiaries shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other parties to this Agreement, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties to this Agreement, issue such press release or make such public statement as may be required by Laws or any listing agreement or arrangement to which any such Person is a party with a national securities exchange or if it has used all reasonable efforts to consult with the other parties to this Agreement and to obtain such parties' consent but has been unable to do so in a timely manner; provided that the party issuing such release or making such statement shall give written notice thereof to the other parties.

         Section 7.5       Notification of Certain Matters.

                  (a) Prior to the Phase II Closing Date, LMC shall promptly notify TNCL of:

                      (i) any notice or other communication of which LMC has knowledge from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

                      (ii) any notice or other communication from any Governmental Entity which is received by LMC, the Phase II Merger Company or any Phase II Merger Company Subsidiary in connection with the Transactions;

                      (iii) any Legal Proceeding commenced or, to LMC's knowledge, threatened against, relating to, involving or otherwise affecting, the Phase II Merger Company or any Phase II Merger Company Subsidiary;

                      (iv) any Legal Proceeding commenced or, to LMC's knowledge, threatened against, relating to, involving or otherwise affecting LMC which relates to the consummation of the Transactions; or

                      (v) any event, condition or circumstance of which LMC has knowledge, which is reasonably likely to have, or does have, the effect of impairing the ability of LMC or its Affiliates to consummate the Transactions or a Liberty Material Adverse Effect.

                  (b) Prior to the Phase II Closing Date, TNCL shall promptly notify LMC of:

                      (i) any notice or other communication from any Person of which TNCL has knowledge alleging that the consent of such Person is or may be required in connection with the Transactions;

                      (ii) any notice or other communication from any Governmental Entity of which TNCL has knowledge in connection with the Transactions;

                      (iii) any Legal Proceeding commenced or, to TNCL's knowledge, threatened against, relating to, involving or otherwise affecting, TNCL which relates to TNCL or the consummation of the Transactions; or

                      (iv) any event, condition or circumstance of which TNCL has knowledge which is reasonably likely to have, or does have, the effect of impairing the ability of TNCL or its Affiliates to consummate the Transactions or a TNCL Material Adverse Effect.

         Section 7.6       Certain Tax Matters.

                  (a) Gain Recognition Agreements. LMC (or another member of the Selling Affiliated Group) may be required to enter into a Gain Recognition Agreement under Section 367 of the Code with respect to the exchange of the Phase II Merger Company Shares for ADSs in the Phase II Merger. In the event that, during the term of any such Gain Recognition Agreement (or the term of any new Gain Recognition Agreement that LMC (or another member of the Selling Affiliated Group) may be required to enter into as a result of any nonrecognition transfer described in Treasury Regulations Sections 1.367(a)-8(g)(2) or (3)), TNCL or any of its Affiliates makes any direct or indirect disposition or deemed disposition of the stock or assets of the Transferred Corporation within the meaning of Treasury Regulation Section 1.367(a)-8 (including, if there has been a nonrecognition transfer, any direct or indirect disposition or deemed disposition described in Treasury Regulations Sections 1.367(a)-8(g)(2)(iii) or 1.367(a)-8(g)(3)) which thereby causes gain to be recognized pursuant to such Gain Recognition Agreement (or new Gain Recognition Agreement), TNCL shall indemnify LMC for any Taxes of LMC or any other member of a Selling Affiliated Group which are required to be paid as a result of the gain triggered pursuant to such Gain Recognition Agreement (or new Gain Recognition Agreement). Such indemnification payment amount shall be determined jointly by LMC and TNCL. TNCL agrees to notify LMC of any action taken by it or any of its Affiliates that will cause gain to be recognized under such Gain Recognition Agreement (or new Gain Recognition Agreement). If TNCL or any of its Affiliates consummate any nonrecognition transfer that is described in Treasury Regulations Sections 1.367(a)-8(g)(2) or (3), TNCL shall provide timely notice to LMC of such nonrecognition transfer so LMC (or another member of the Selling Affiliated Group) may comply with the reporting requirements set forth in such sections of the Treasury Regulations, and TNCL will cause LMC to be informed of any subsequent disposition of property within the meaning of Treasury Regulations
Section 1.367(a)-8(g)(2)(iv).

                  (b) Tax Returns. To the extent requested by TNCL, LMC has made available or will make available (or, in the case of Tax Returns filed after the Phase II Closing Date, will make available) to TNCL all portions of Tax Returns, and any amendments thereto, filed by or on behalf of the Phase II Merger Company and the Phase II Merger Company Subsidiaries or with respect to their assets or businesses, for all taxable years or applicable periods ending on or prior to the Phase II Closing Date, in each case to the extent such Tax Returns are reasonably relevant in the preparation of Tax Returns by or on behalf of the Phase II Merger Company and the Phase II Merger Company Subsidiaries or TNCL as transferee subsequent to the Phase II Closing Date.

                  (c) Tax-Sharing Agreements. All tax settlement and tax-sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, to which the Phase II Merger Company or any Phase II Merger Company Subsidiary is a party or may be subject ("Settlement Agreements") and all obligations thereunder shall terminate as to such Phase II Merger Company or Phase II Merger Company Subsidiary on or prior to the Phase II Closing Date, and after the Phase II Closing Date, none of the Phase II Merger Company or Phase II Merger Company Subsidiaries or TNCL as transferee shall be bound by such Settlement Agreements or have any liability thereunder.

                  (d)      Pre-Phase II Closing Returns.

                           (i) The Phase II Merger Company and the Phase II
Merger Company Subsidiaries shall continue to be included for all taxable periods (or portions thereof) ending on or before the Phase II Closing Date in the consolidated Federal income Tax Return and any required state or local consolidated or combined income or franchise Tax Returns of any affiliated group of which such Phase II Merger Company or Phase II Merger Company Subsidiary is a member (each of which is herein referred to as a "Selling Affiliated Group"), which Tax Returns include such Phase II Merger Company or Phase II Merger Company Subsidiary (all such Tax Returns including taxable periods (or portions thereof) of the Phase II Merger Company and Phase II Merger Company Subsidiaries ending on or before the Phase II Closing Date are hereinafter referred to, collectively, as "Pre-Phase II Closing Consolidated Returns"). LMC shall cause its Selling Affiliated Groups to timely prepare and file (or cause to be prepared and filed) all Pre-Phase II Closing Consolidated Returns and to timely pay all Taxes shown as due and payable on Pre-Phase II Closing Consolidated Returns (including any Taxes with respect to any deferred income triggered into income by Treasury Regulations Section 1.1502-13 and Treasury Regulations
Section 1.1502-14 and any excess loss accounts taken into income under Treasury Regulations Section 1.1502-19).

                           (ii) LMC shall timely prepare (or cause to be so
prepared) all other Tax Returns of the Phase II Merger Company and the Phase II Merger Company Subsidiaries that are required by law for all taxable periods ending on or before the Phase II Closing Date ("Pre-Phase II Closing Non-Consolidated Returns"). All Pre-Phase II Closing Non-Consolidated Returns shall be prepared in a manner consistent with prior practice and shall properly include and reflect the income, activities, operations and transactions of the Phase II Merger Company and the Phase II Merger Company Subsidiaries, as applicable. LMC shall timely file (or cause to be so filed) all Pre-Phase II Closing Non-Consolidated Returns and shall pay (or cause the Phase II Merger Company and each Phase II Merger Company Subsidiary to pay as each may be liable) all Taxes due thereon. LMC shall also pay (or cause the Phase II Merger Company and each Phase II Merger Company Subsidiary to pay as each may be liable) the full amount of any Tax which is payable by such Phase II Merger Company or Phase II Merger Company Subsidiary without the filing of a Tax Return ("Non-Return Taxes") to the extent such Non-Return Taxes are attributable to taxable periods or any portion thereof ending on or before the Phase II Closing Date.

                  (e) Cooperation of the Parties. The parties shall cooperate with each other in connection with any Tax filing, investigation, audit or other proceeding relating to the Phase II Merger Company or any Phase II Merger Company Subsidiary. LMC shall preserve all information, returns, books, records and documents relating to any liabilities for Taxes with respect to a taxable period until the later of the expiration of all applicable statutes of limitation and extensions thereof, or a final determination with respect to Taxes for such period (if a Legal Proceeding or other action that is reasonably likely to lead to a final determination is commenced prior to the expiration of the statute of limitations and any extension thereof).

                  (f) Notices Regarding Taxes. If TNCL or the Phase II Merger Company or any Phase II Merger Company Subsidiary receives any notice, whether orally or in writing, of any pending or threatened United States Federal, state, local, municipal or foreign tax examinations, claims, settlements, proposed adjustments, assessments or reassessments or related matters with respect to Taxes that could affect LMC or its Subsidiaries (or the Phase II Merger Company and the Phase II Merger Company Subsidiaries with respect to taxable periods or portions thereof ending on or before the Phase II Closing Date), or if LMC or any of its Subsidiaries receives any notice of any such tax matter that could reasonably be expected to give rise to an indemnification obligation to TNCL under paragraph (h) below or otherwise materially adversely affect TNCL, the party receiving such notice shall notify in writing the potentially affected party within ten (10) calendar days thereof. The failure of any party to give the notice required by this paragraph shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

                  (g) Control of Tax Proceedings. Each of LMC and TNCL shall have the right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating to or with respect to any Taxes, the ultimate liability for which is the responsibility of that party or its Affiliates under this Agreement. LMC and TNCL shall jointly control, defend and resolve any such tax matter as to which they both may be liable (in whole or in part).

                  (h)      Indemnification by LMC.

                           (i) After the Phase II Closing Date, LMC shall
indemnify and hold harmless TNCL, NPAL and the Phase II Merger Company Subsidiaries and each of their respective successors and assigns from and against any Tax liability of the Phase II Merger

Company and the Phase II Merger Company Subsidiaries with respect to the period ending on or before the Phase II Closing Date on any Pre-Phase II Closing Non-Consolidated Return and with respect to any Non-Return Taxes attributable to the portion of the period covered by any payment of such Taxes which ends on or before the Phase II Closing Date. LMC shall pay such amounts as it is obligated to pay to TNCL within ten (10) calendar days after TNCL delivers notice to LMC of the payment of any applicable Tax liability by TNCL, and to the extent not paid by LMC within such 10-day period, the amount due shall thereafter include interest thereon at a rate per annum equal to the prime rate as publicly announced from time to time by The Bank of New York in New York, New York (the "Overpayment Rate"), adjusted as and when changes to such Overpayment Rate shall occur, compounded semi-annually. LMC shall indemnify and hold harmless TNCL, NPAL and the Phase II Merger Company Subsidiaries and each of their respective Affiliates, successors and assigns, from and against (A) any Tax liability for periods prior to and including the Phase II Closing Date resulting from any of the Phase II Merger Company and the Phase II Merger Company Subsidiaries being severally liable for any Taxes of any consolidated group (including any Selling Affiliated Group) of which the Phase II Merger Company and the Phase II Merger Company Subsidiaries are or were a member pursuant to Treasury Regulations
Section 1.1502-6 or any analogous state or local tax provision (including, without limitation, any Tax liability with respect to any Pre-Phase II Closing Consolidated Return), and (B) any Tax liability resulting from the Phase II Merger Company and the Phase II Merger Company Subsidiaries ceasing to be entities whose income is included in any Selling Affiliated Group filing consolidated or combined Tax Returns. Notwithstanding anything to the contrary in this Section 7.6(h)(i), LMC shall not be obligated to indemnify and hold harmless TNCL, NPAL, or the Phase II Merger Company Subsidiaries or any of their respective Affiliates, successors or assigns pursuant to this Section 7.6(h)(i) to the extent that such Tax liability relates to any Acquired Sub DCLs (as defined in the DCL Contribution Agreement), the indemnification obligations in respect of which shall be governed by the terms of the DCL Contribution Agreement. To the extent permitted by law, the parties agree to treat indemnity payments under this Agreement as adjustments to the consideration paid for the Phase II Merger Company and the Phase II Merger Company Subsidiaries.

                           (ii) Notwithstanding the indemnification provisions
contained in paragraph (i) of this Section 7.6(h), neither LMC nor any Affiliate of LMC shall have any obligation to indemnify TNCL or any Affiliate of TNCL for any Tax liability of any International Entity that is not a Phase II Merger Company or a Phase II Merger Company Subsidiary.

                  (i)      Preparation of Tax Returns by TNCL.

                           (i) TNCL will prepare (or cause to be prepared) all
Tax Returns of each International Entity for the taxable year within which the Phase II Closing Date occurs, and for all taxable years prior to the Phase II Closing Date for which TNCL prepares any such Tax Return, on a basis that is consistent with the terms and conditions of any existing agreements applicable to the preparation of Tax Returns for such entities and with past practice with respect to such Tax Returns, and that properly reflects and includes the income, activities, operations and transactions of the applicable entity.

                           (ii) Without limiting the generality of the preceding
sentence, TNCL represents and agrees that, unless the Code or applicable regulations otherwise require or have required, it has caused and will cause the Tax Returns for each International Entity for the calendar year 1999 through and including the calendar year in which the Phase II Merger occurs to be prepared using the traditional method under Section 704(c) of the Code for allocations with respect to contributed property, in the same manner as that method was used in preparing the Tax Returns for such entities for the calendar year 1997.

                           (iii) Unless otherwise required by Law, TNCL shall
not, without LMC's prior written consent, amend or cause to be amended, and will cause each Affiliate of TNCL to refrain from amending or causing to be amended, any Tax Return for any International Entity in any way that would be detrimental to LMC.

                  (j) Restrictive Covenant. None of the parties hereto will take or cause to be taken (or fail to take or cause not to be taken) any action that would cause the Phase II Merger to be a taxable transaction to LMC, TNCL, any Affiliate of LMC or TNCL, or any member of a Selling Affiliated Group; provided that the foregoing shall not restrict any party or its Affiliates from taking any action specifically contemplated by this Agreement, which for all purposes under this Agreement shall be deemed to include the contribution by either party of the ADSs or assets acquired pursuant to this Agreement to successive "controlled" U.S. subsidiaries of such party as defined by Section 368(c) of the Code; provided, further that the foregoing covenant in this Section 7.6(j) shall not restrict any party or its Affiliates from taking any action that gives rise solely to a Tax obligation in respect of the recapture of any Acquired Sub DCLs (as defined in the DCL Contribution Agreement), the obligations in respect of which are governed by the terms of the DCL Contribution Agreement, if such action does not affect the qualification of the Phase II Merger as a reorganization within the meaning of Section 368(a) of the Code.

                  (k) Indemnification by TNCL. If, prior to the consummation of the Phase II Merger, LMC receives an opinion of counsel selected by LMC and reasonably satisfactory to TNCL that the exchange of the shares of the Phase II Merger Company for ADSs in the Phase II Merger will not constitute a tax-free transaction as to LMC and its Affiliates solely as a result of a change, or proposed change, in tax law or regulations, including any change resulting from
(a) enactment, amendment or repeal of any statute, (b) promulgation, amendment or repeal of any final, temporary or proposed regulation, (c) issuance, modification or withdrawal of any judicial or administrative interpretation, or
(d) any other legislative, administrative or judicial action affecting current law (a "Change in Tax Law"), occurring between April 5, 1999 and the Phase II Closing Date, the parties shall consummate the Phase II Merger, provided that each condition contained in Article VIII hereof have been satisfied, or waived by the party entitled to waive such condition, and TNCL shall indemnify and hold harmless LMC and its Affiliates from and against any and all Taxes, interest and penalties required to be paid by LMC or its Affiliates solely as a result of such Change in Tax Law, with such Taxes being determined jointly by LMC and TNCL or by a "determination" as defined in Section 1313 of the Internal Revenue Code. The foregoing indemnity shall not include any Tax, interest or penalties resulting from an increase in the value of the International Interests or the TNCL Shares constituting the Phase II Consideration between April 5, 1999 and the Phase II Closing Date.

         Section 7.7       Australian Treasury Matters.

         Each party shall have the right to make submissions to the Treasurer of the Commonwealth of Australia (the "Treasurer") notwithstanding that another party may have made an application and supplied information to the Treasurer, and each party shall upon receiving any request for information from the Treasurer provide such information as is in that party's possession or control.

                                  ARTICLE VIII

                        CONDITIONS TO THE PHASE II MERGER

         Section 8.1 Conditions to Obligations of LMC and the Phase II Merger Company to Effect the Phase II Merger. The obligations of LMC and the Phase II Merger Company to effect the Phase II Merger are subject to the satisfaction of the following conditions, unless waived by LMC:

                  (a) Receipt of all required governmental consents or approvals, except to the extent that failure to receive any such governmental consent or approval would not (A) have a TNCL Material Adverse Effect or a Liberty Material Adverse Effect or (B) have a material adverse effect on the business, assets, financial or other condition, or results of operations of LMC and its Subsidiaries, taken as a whole, or prevent LMC from receiving and retaining the Phase II Merger Consideration;

                  (b) Receipt of opinions of counsel relating to the issuance of the ADSs in substantially the forms attached as Exhibits C and D hereto (with such changes therein as may be appropriate or necessary in the judgment of such counsel as a result of changes in law occurring between July 15, 1999 and the Phase II Closing Date);

                  (c) Receipt of all waivers and approvals from the ASX needed by TNCL or LMC;

                  (d) The Performance Guarantee Agreement, substantially in the form of Exhibit E hereto, shall have been executed and delivered by TNCL;

                  (e) The Treasurer of the Commonwealth of Australia shall not have made an order under section 18(2) of the Foreign Acquisitions and Takeovers Act 1975 (the "Act") prohibiting the Phase II Merger;

                  (f) The decision of the Foreign Investment Policy Division of the Treasury of the Commonwealth of Australia by letter dated 7 June 1999 that there are no objections to LMC's or its Affiliates' acquisition of ADSs pursuant to the Transactions under the Australian Government's foreign investment policy shall not have been revoked in whole or in part;

                  (g) If TNCL or any of its Controlled Affiliates has done or omitted to do any act, matter or thing as a result of which LMC believes it is required to lodge a further notice and submission to the Treasurer of the Commonwealth of Australia either under the Act or the Australian Government's Foreign Investment Policy in relation to the transactions contemplated by this Agreement, one of the following shall have occurred following the lodging by LMC of such further notice and submission:

                           (i) the Treasurer of the Commonwealth of Australia
ceasing under section 25(2) of the Act to be empowered to make an order under
Part II of the Act in relation to the entry into and completion of the Phase II Merger or the acquisition by LMC of the ADSs; or

                           (ii) notice in writing is issued by or on behalf of
the Treasurer to the effect that subject to the conditions, if any, specified therein, which are satisfactory to LMC, the Government of the Commonwealth of Australia does not object to LMC and its Affiliates entering into and performing the terms of this Agreement or, alternatively, does not object to LMC or its Affiliates acquiring the ADSs or, alternatively, does not object to the proposal specified in the notice described in section 25(1)(a) of the Act that was given to the Treasurer in relation to the acquisition by LMC or its Affiliates of the ADSs; and

                  (h) The DCL Contribution Agreement, substantially in the form of Exhibit F hereto, shall have been executed by TNCL and NPAL.

         Section 8.2 Conditions to Obligations of TNCL and NPAL to Effect the Phase II Merger. The obligations of TNCL and NPAL to effect the Phase II Merger are subject to the satisfaction of the following conditions, unless waived by
TNCL:

                  (a) Receipt of all required governmental consents or approvals, except to the extent that failure to receive any such governmental consent or approval would not have a TNCL Material Adverse Effect;

                  (b) Receipt of an opinion of counsel relating to the Phase II Merger Company in substantially the form attached as Exhibit G hereto (with such changes therein as may be appropriate or necessary in the judgment of such counsel as a result of changes in law occurring between July 15, 1999 and the Phase II Closing Date);

                  (c) Receipt of all waivers and approvals from the ASX needed by TNCL or LMC;

                  (d) The Performance Guarantee Agreement, substantially in the form of Exhibit E hereto, shall have been executed and delivered by LMC; and

                  (e) The DCL Contribution Agreement, substantially in the form of Exhibit F hereto, shall have been executed and delivered by LMC.

                                   ARTICLE IX

                         TERMINATION, WAIVER, AMENDMENT

         Section 9.1 Termination by Mutual Consent. This Agreement may be terminated and the Phase II Merger may be abandoned at any time prior to the Effective Time by the mutual written consent of TNCL and LMC.

         Section 9.2 Termination by either TNCL or LMC. This Agreement may be terminated and the Phase II Merger may be abandoned by either TNCL or LMC by written notice to the other party if (a) the Effective Time shall not have occurred by July 15, 2002 (subject, however, to Section 2.2(d) of the Parents' Agreement) or (b) any court of competent jurisdiction in the United States or any other jurisdiction shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Phase II Merger and such order, judgment or decree shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to clause (a) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

         Section 9.3 Termination by TNCL. This Agreement may be terminated and the Phase II Merger may be abandoned by TNCL at any time prior to the Effective Time if there has been a material breach by LMC of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by LMC of notice of such breach from TNCL; provided, however, that the right to terminate this Agreement pursuant to this Section 9.3 shall not be available to TNCL if TNCL, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

         Section 9.4 Termination by LMC. This Agreement may be terminated and the Phase II Merger may be abandoned at any time prior to the Effective Time by LMC if there has been a material breach by TNCL of any representation, warranty, covenant or agreement set forth in this Agreement, which breach has not been cured within ten Business Days following receipt by TNCL of notice of such breach from LMC; provided, however, that the right to terminate this Agreement pursuant to this Section 9.4 shall not be available to LMC if LMC, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement.

         Section 9.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Phase II Merger pursuant to this Article IX, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 10.1      General Indemnification.

                  (a) Each of LMC and TNCL shall indemnify and hold harmless the other party (and its Affiliates) from and against and with respect to, and shall reimburse such party and its Affiliates for any and all liabilities, obligations, costs, expenses or damages (including reasonable attorneys' fees) resulting from any claim, demand or action by any third party arising out of or relating to any untrue representation, breach of warranty or nonfulfillment of any covenant or agreement contained herein by the party from whom indemnification is claimed (the "Indemnifying Party").

                  (b) In addition TNCL shall indemnify and hold harmless LMC and its Affiliates from and against any liability, obligation, cost, expense or damage (including reasonable attorneys' fees) any of them incurs at any time pursuant to guarantees provided by LMC or its Affiliates to, for the benefit of or to secure obligations of, any of the International Entities or International Holding Companies, and to the extent TNCL and its Affiliates (including the International Entities and the International Holding Companies) are beneficiaries thereof, TNCL shall irrevocably release, or cause to be released, LMC and its Affiliates from such obligations and all liability in connection therewith from and after the Phase II Closing Date. Annex D lists all of such guarantees of which LMC is currently actually aware as of the date of this Agreement. LMC represents and warrants that, to the best of its knowledge, except as set forth on Annex D hereto, neither it nor any of its Affiliates has
(i) provided guarantees for the benefit of or to secure obligations of any International Entity prior to the formation of ISP that remain in effect on the date hereof or (ii) since the formation of ISP executed or otherwise provided guarantees for which TNCL or its Affiliates did not provide corresponding guarantees.

                  (c) In addition, TNCL shall indemnify and hold harmless LMC and its Affiliates from and against any liability, obligation, cost, expense or damage (including reasonable attorneys' fees) any of them incurs at any time (i) in connection with the ownership and operation of the International Interests from and after the Phase II Closing, or (ii) in connection with any claim by any Person that such Person's consent, approval, waiver of rights or authorization was required, but was not obtained, in connection with the Phase II Merger, based upon Contractual Obligations to which any of the International Entities or International Holding Companies is a party; provided, however, that TNCL's indemnification obligations under this paragraph shall not limit the rights of TNCL or NPAL arising out of any breach by LMC or the Phase II Merger Company of the representations and warranties set forth in Article IV hereof.

         Section 10.2 Indemnification Procedures. The procedure for indemnification shall be as follows:

                  (a) The party claiming indemnification (the "Claimant") shall promptly give written notice to the Indemnifying Party of any claim brought by a third party, specifying (i) the factual basis for such claim, including copies of any documents relating to the claim, and (ii) the amount of the claim. Such notice shall be given by Claimant within five (5) Business Days after written notice of such action, suit or proceeding was given to Claimant, but failure to give timely notice shall not affect the indemnities given hereunder unless such failure materially prejudices the Indemnifying Party in defending against any such claim.

                  (b) The Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party and subject to the condition that the Indemnifying Party will not admit the Claimant's liability without the Claimant's consent. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of any third-party claim at its own expense. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third-party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.


                  (c) The provisions of Section 10.1 and this Section 10.2 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and its successors in interest.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Survival of Representations and Warranties. The representations, warranties, covenants and agreements in this Agreement shall survive the Phase II Merger.

         Section 11.2 Expenses. Whether or not the Phase II Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses.

         Section 11.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered the same agreement.

         Section 11.4 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. TNCL hereby appoints News America Incorporated, 1211 Avenue of the Americas, New York, New York 10036, Attention: Arthur M. Siskind, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based upon this Agreement or the Transactions that may be instituted in any court by any party hereto and expressly consents to the jurisdiction of any such court, but only in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. TNCL represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and TNCL agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If the Authorized Agent shall cease to act as TNCL's agent for service of process, TNCL shall appoint without delay another such agent and notify LMC of such appointment. With respect to any such action in the courts, service of process upon the Authorized Agent and written notice of such service to TNCL shall be deemed, in every respect, effective service of process upon TNCL.

         Section 11.5 Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached.

Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

         Section 11.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested) or sent by prepaid overnight courier (with proof of service) or confirmed facsimile transmission to the parties as follows (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, mailed, delivered or sent by confirmed facsimile transmission:

                           To LMC:

                                    Liberty Media Corporation
                                    12300 Liberty Boulevard
                                    Englewood, Colorado 80112
                                    Facsimile: (720) 875-5382
                                    Attn: Charles Tanabe, Esq.

                           with a copy (which shall not constitute notice) to:

                                    Sherman & Howard L.L.C.
                                    633 Seventeenth Street, Suite 3000
                                    Denver, CO  80202
                                    Facsimile: (303) 298-0940
                                    Attn: Amy Hirter, Esq.

                           To TNCL or NPAL:

                                    The News Corporation Limited
                                    c/o News America Incorporated
                                    1211 Avenue of the Americas
                                    New York, New York 10036
                                    Facsimile: (212) 768-2029
                                    Attn:  Arthur M. Siskind, Esq.

                           with a copy (which shall not constitute notice) to:

                                    Fox Sports & Fox Cable Networks
                                    10000 Santa Monica Boulevard
                                    Los Angeles, CA  90067
                                    Facsimile: (310) 229-5656
                                    Attn:  Daniel Fawcett, Esq.

                           and

                                    Squadron, Ellenoff, Plesent & Sheinfeld,
                                    LLP
                                    551 Fifth Avenue
                                    New York, New York 10176
                                    Facsimile: (212) 697-6686
                                    Attn:  Ira Sheinfeld, Esq.

                  Where the last day for the giving of any notice or taking of any other action required or permitted hereunder is not a Business Day, the time for giving of such notice or taking such action will be extended to the next Business Day.

         Section 11.7 Miscellaneous. This Agreement:

                  (a) together with the Annexes, Exhibits and the Schedules hereto, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof;

                  (b) is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder or by reason hereof, except as provided in Article X hereof; and,

                  (c) shall not, nor shall any of the rights or interests hereunder, be assigned by any party hereto or assignable by operation of law or otherwise without the prior written consent of the other parties; provided, however, that after the Phase II Closing, TNCL may assign its rights under this Agreement to any TNCL Subsidiary so long as TNCL remains responsible for all of its obligations hereunder.

         Section 11.8 Headings. The headings contained in this Agreement are for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         Section 11.10 Further Assurances. Each of the parties hereto will sign and deliver, without additional consideration, such other documents of further assurance as may reasonably be necessary to give effect to the provisions of this Agreement.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                  LIBERTY MEDIA CORPORATION

                                  By: __________________________________________
                                       Name:
                                       Title:


                                  LIBERTY NEWCO INTERNATIONAL, INC.



                                  By: __________________________________________
                                       Name:
                                       Title:


                                  THE NEWS CORPORATION LIMITED

                                  By: __________________________________________
                                       Name:
                                       Title:


                                  NEWS PUBLISHING AUSTRALIA LIMITED

                                  By: __________________________________________
                                       Name:
                                       Title:

                                    EXHIBIT A

                                     FORM OF

                              CERTIFICATE OF MERGER

                                       OF

                        LIBERTY NEWCO INTERNATIONAL, INC.

                                      INTO

                        NEWS PUBLISHING AUSTRALIA LIMITED

                           The undersigned corporation

                              DOES HEREBY CERTIFY:


FIRST: That the name and states of incorporation of each of the constituent corporations of the merger are as follows:

        NAME                                             STATE OF INCORPORATION
Liberty Newco International, Inc.                               Delaware
News Publishing Australia Limited                               Delaware

SECOND: That an Agreement and Plan of Merger (the "Agreement of Merger") among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is News Publishing Australia Limited, a Delaware corporation ("NPAL").

FOURTH: That the Certificate of Incorporation of NPAL, a corporation, which is the surviving corporation, shall continue in full force and effect as the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is 1211 Avenue of the Americas, New York, New York 10036.

SIXTH: That a copy of the Agreement of Merger will be furnished, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH:  That this Certificate of Merger shall be effective upon filing.

Dated: _______ ___, 2001


                                        NEWS PUBLISHING AUSTRALIA LIMITED

                                        By: ____________________________________
                                             Name:
                                             Title:

                                    EXHIBIT E

                     FORM OF PERFORMANCE GUARANTEE AGREEMENT

         This Performance Guarantee Agreement (this "Agreement") is entered into
as of          , 2001, by and between Liberty Media Corporation, a Delaware corporation ("Liberty"), and The News Corporation Limited, a South Australia corporation ("News").

                                    RECITALS

         Liberty, News and others have entered into an Agreement and Plan of
Merger dated as of          , 2001 (the "Merger Agreement"). On the date of this
Agreement Liberty and News are consummating the transactions contemplated by the Merger Agreement to occur on the Phase II Closing Date, as defined therein. The Merger Agreement requires the parties to execute and deliver this Agreement on the Phase II Closing Date.

         In consideration of the mutual promises and covenants contained in this Agreement, and intending to be legally bound, the parties agree as follows:

                             ARTICLE I DEFINITIONS

         The following terms, when used in this Agreement, will have the meanings given them below:

         AFFILIATE: with reference to any party, means any Person that is Controlled by, that Controls or that is under common Control with such party.

         CONTROL: means the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person, whether by ownership of voting securities, by contract or otherwise.

         DEFINITIVE AGREEMENTS: means the Merger Agreement and the other documents and instruments contemplated by the Merger Agreement to be executed and delivered by the parties or their Affiliates.

         PERSON: means any human being, partnership, corporation, limited liability company, trust, unincorporated organization, association or other entity.

                       ARTICLE II PERFORMANCE GUARANTEES

         Section 2.1 Liberty Performance Guarantee. Liberty guarantees to News the performance by each Controlled Affiliate of Liberty of the obligations of such Controlled Affiliates pursuant to the Definitive Agreements to which such Controlled Affiliates are parties.

         Section 2.2 News Performance Guarantee. News guarantees to Liberty the performance by each Controlled Affiliate of News of the obligations of such Controlled Affiliates pursuant to the Definitive Agreements to which such Controlled Affiliates are parties.

         Section 2.3 No Defenses to Guarantees. Each guarantor agrees and acknowledges that none of the following will affect, discharge, exonerate or be a defense to the guarantee given by it pursuant to this Agreement, or affect in any manner its liability as a guarantor hereunder: (a) any modification, extension, amendment or renewal of the Definitive Agreements, (b) the failure by the beneficiary of a guarantee, whether intentional or negligent, to enforce any right against a guarantor or to pursue or exhaust any remedy, (c) the exercise of any right by the beneficiary of a guarantee that impairs or prevents a guarantor from exercising any right of subrogation, or (d) any other act, conduct or course of dealing between the beneficiary of a guarantee and a guarantor which might otherwise constitute a legal or equitable discharge or exoneration of the guarantor.

         Section 2.4 Waivers. Each guarantee set forth in this Agreement is a guarantee of performance and not of collection, and each guarantor expressly and irrevocably waives any right to require that any proceeding be brought against any other Person, or to require that resort be had first to any security or to any other right or remedy which may be available. Each guarantor further expressly and irrevocably waives: (a) notice of acceptance of its guarantee and notice of any default under the Definitive Agreements, (b) presentment and demand for payment or performance of any of the Definitive Agreements, (c) notice of protest and notice of dishonor whether to a guarantor or any other Person, and (d) any demand for payment under its guarantee.

         Section 2.5 No Third Party Beneficiaries. The obligations of the parties to this Agreement will inure solely to the benefit of the parties to this Agreement, without conferring on any other Person any right to enforce this Agreement or any rights hereunder or under the Definitive Agreements.

         Section 2.6 Enforceability. Each of Liberty and News hereby represents and warrants to the other that this Agreement has been approved by all requisite corporate action and constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies.

                           ARTICLE III MISCELLANEOUS

         Section 3.1 Notices. All notices, requests, demands and other communications called for or contemplated by this Agreement will be in writing and will be deemed to have been duly given if delivered in person or by United States certified mail, prepaid, or sent by courier or telecopier, addressed as follows:

                  To Liberty at:

                  Liberty Media Corporation
                  12300 Liberty Boulevard
                  Englewood, CO 80112
                  Attention: President
                  Telecopy: (720) 875-5434

                  with a copy to:

                  Sherman & Howard L.L.C.
                  633 Seventeenth Street, Suite 3000
                  Denver, Colorado  80202
                  Attention: Amy L. Hirter, Esq.
                  Telecopy: (303) 298-0940

                  To News at:

                  The News Corporation Limited
                  1211 Avenue of the Americas
                  New York, New York  10036
                  Attention: Arthur M. Siskind, Esq.
                  Senior Executive Vice President
                  and Group General Counsel
                  Telecopy: (212) 768-2029

                  with a copy to:

                  Squadron, Ellenoff, Plesent & Sheinfeld, LLP
                  551 Fifth Avenue
                  New York, New York 10176
                  Attention: Ira S. Sheinfeld
                  Telecopy: (212) 697-6686

Any party may change the address to which notices are required to be sent by giving notice of such change in the manner provided in this Section. All notices will be deemed to have been received on the date of delivery if delivered by courier or certified mail and upon receipt of transmission confirmation if sent by telecopy.

         Section 3.2 Modification; Waiver. This Agreement may be modified or terminated by mutual agreement only by a writing signed by the parties hereto, and no provision or condition herein may be waived other than by a writing signed by the party waiving such provision or condition.

         Section 3.3 Headings. Article and Section headings in this Agreement are for the sole purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof, and such headings will not be considered in interpreting or construing this Agreement.

         Section 3.4 Assignment. Subject to the limitations set forth in the following sentence, this Agreement will be binding upon and will inure solely to the benefit of the parties hereto and their respective successors in interest and assigns. No party will assign any of its rights under this Agreement or delegate its duties hereunder unless it obtains the prior written consent of the other party, which consent may be withheld at such party's absolute discretion.

         Section 3.5 Counterparts. This Agreement may be executed in counterparts, each of which may be deemed to be an original and all of which taken together will constitute one instrument.

         Section 3.6 Other. This Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are hereby merged into this Agreement. This Agreement will be binding upon and inure to the benefit of the parties and, subject to the limitations set forth in Section 3.4, their respective successors and assigns. The provisions of this Agreement are for the exclusive benefit of the parties hereto and their permitted successors and assigns, and no other Person is intended to be a third party beneficiary or to have any rights by virtue of this Agreement.

         Section 3.7 Governing Law. This Agreement will be governed by the internal laws of the State of New York, without regard to conflicts of laws rules.

                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE NEWS CORPORATION LIMITED




By:  ______________________________________
     Name:
     Title:

LIBERTY MEDIA CORPORATION




By:  ______________________________________
     Name:
     Title:

                                     ANNEX B

                             INTERNATIONAL ENTITIES

                 ISP Transponder LLC
                 Fox Sports U.S. Distribution LLC
                 Fox Sports International Distribution Ltd.
                 Fox Sports World LLC
                 Fox Sports International Equity LLC
                 Fox Sports World Middle East LLC
                 Fox Sports Middle East Ltd. FS Australia LLC
                 Fox Sports World Espanol LLC
                 Fox Sports Latin America Ltd.

                                     ANNEX A

                             INTERNATIONAL INTERESTS

Entity Holding Interest               Type of Interest Held                Entity in which Interest Held

Liberty Newco International, Inc.     100% limited liability company       Liberty/TINTA LLC
                                      interest

Liberty/TINTA LLC                     50% limited liability company        International Sports Programming
                                      interest                             LLC
                                      0.5% company interest                Fox Sports International
                                                                           Distribution Ltd.
                                      0.5% company interest                Fox Sports Latin America Ltd.
Liberty/TINTA Transponder LLC         1% limited liability company         ISP Transponder LLC
                                      interest

Liberty/TINTA Distribution, Inc.      1% limited liability company         Fox Sports U.S. Distribution LLC
                                      interest
Liberty/TINTA World LLC               0.5% limited liability company       Fox Sports World LLC
                                      interest
Liberty/TINTA Sport Equity LLC        0.5% limited liability company       Fox Sports International Equity
                                      interest                             LLC
Liberty/TINTA Middle East LLC         0.5% limited liability company       Fox Sports World Middle East, LLC
                                      interest
                                      0.5% company interest                Fox Sports Middle East Ltd.
Liberty/TINTA Australia, Inc.         0.5% limited liability company       FS Australia LLC
                                      interest
Liberty/TINTA U.S. Deportiva LLC      1% limited liability company         Fox Sports World Espanol LLC
                                      interest

                                     ANNEX C

                                      LIENS

1.       Any Liens arising under the Parents' Agreement.

2. Any Liens arising under the constituent documents of the Phase II Merger Company or the Phase II Merger Company Subsidiaries.

                                     ANNEX D

                                 LMC GUARANTEES

1. Obligations with respect to the Full-Time Transponder Service Agreement for Television Service Delivery dated as of July 8, 1994, between PanAmSat, L.P. and Liberty Sports, Inc., as amended.

2. Obligations under the Memorandum of Understanding dated as of April 19, 1996 between Tele-Communications International, Inc. and Torneos y Competencias, S.A., to the extent of the rights and obligations assigned to Fox Sports Latin America Ltd. (formerly named LNT International Sports Programming (Latin America) Ltd.) as of September 26, 1996.

                                 SCHEDULE 3.1(a)

              OUTSTANDING CAPITAL STOCK OF PHASE II MERGER COMPANY

Liberty Newco International, Inc.        1,000 shares of common stock, par value
                                         $1.00 per share

                                 SCHEDULE 4.1(A)

                      PHASE II MERGER COMPANY SUBSIDIARIES

         Liberty/TINTA LLC

         Liberty/TINTA Transponder LLC

         Liberty/TINTA Distribution, Inc.

         Liberty/TINTA World LLC

         Liberty/TINTA Sport Equity LLC

         Liberty/TINTA Middle East LLC

         Liberty/TINTA Australia, Inc.

         Liberty/TINTA U.S. Deportiva LLC

                                  SCHEDULE 4.4

                          REQUIRED FILINGS AND CONSENTS

Pre-merger notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                                 SCHEDULE 4.7(c)

  PHASE II MERGER COMPANY AND PHASE II MERGER COMPANY SUBSIDIARIES UNDER AUDIT

The federal income tax returns for Tele-Communications, Inc. and its affiliated group (as defined in Section 1504(a) of the Code which includes the Phase II Merger Company and the Phase II Merger Company Subsidiaries (the "TCI Group") are under audit for the calendar years ended December 31, 1996, 1997, 1998 and the short year ended March 9, 1999.

                                 SCHEDULE 4.7(f)

 WAIVER OF AGREEMENT TO EXTEND THE STATUTE OF LIMITATIONS WITH RESPECT TO PHASE
           II MERGER COMPANY AND PHASE II MERGER COMPANY SUBSIDIARIES

The statute of limitations for the federal income tax returns of the TCI Group has been extended through September 15, 2002 for the U.S. federal consolidated returns for tax years 1996 and 1997. The U.S. federal audit for the consolidated returns of the TCI Group for the tax year 1998 and the short year (through March 9, 1999) is currently proceeding.